EXHIBIT (k)(2)

           ADMINISTRATION, ACCOUNTING AND INVESTOR SERVICES AGREEMENT

          THIS AGREEMENT is made as of August 31, 2000 by and between J.P. MORGAN HEDGE FUND SERIES/ALPHA LLC, a Delaware limited liability company (the "Fund"), and PFPC INC., a Massachusetts corporation ("PFPC").

                              W I T N E S S E T H :

          WHEREAS, the Fund is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

and

          WHEREAS, the Fund wishes to retain PFPC to provide certain administration, accounting and investor services provided for herein, and PFPC wishes to furnish such services.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   DEFINITIONS. AS USED IN THIS AGREEMENT:

     (a) "1933 ACT" means the Securities Act of 1933, as amended.


     (b) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

     (c) "AUTHORIZED PERSON" means any person duly authorized by the Fund's directors to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto or any amendment thereto as may be received by PFPC from time to time. An Authorized Person's scope of authority may be limited to the extent set forth in the Authorized Persons Appendix.

     (d)  "CEA" means the Commodities Exchange Act, as amended.

     (e) "MEMBER" shall have the same meaning given such term in the LLC Agreement (as hereinafter defined).

     (f) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

     (g) "ORGANIZATIONAL DOCUMENTS" means the Fund's charter or articles of incorporation, Limited Liability Company Agreement ("LLC Agreement"), bylaws, confidential memorandum and other documents constituting the Fund.

     (h)  "SEC" means the Securities and Exchange Commission.

     (i) "SECURITIES LAWS" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

     (j) "WRITTEN INSTRUCTIONS" mean written instructions signed by an Authorized Person or a person reasonably believed by PFPC to be an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC to provide administration, accounting and investor services to the Fund, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC with the following:

     (a) certified or authenticated copies of the resolutions of the Fund's directors, approving the appointment of PFPC or its affiliates to provide services and approving this Agreement;

     (b) a copy of the Fund's most recent effective registration statement on Form N-2 under the 1940 Act, as filed with the SEC;

     (c)  a copy of all of the Fund's Organizational Documents;

     (d)  a copy of any distribution agreement with respect to the Fund;

     (e) a copy of any additional administration agreement with respect to the Fund;

     (f) a copy of any investor servicing agreement made with respect to the Fund; and

     (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4.   COMPLIANCE WITH RULES AND REGULATIONS.
     PFPC undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any other party.

5.   INSTRUCTIONS.

     (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

     (b) PFPC shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's directors or of the Fund's Members, unless and until PFPC receives Written Instructions to the contrary.

     (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions and shall endeavor to ensure that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. PFPC agrees to notify the Fund promptly if confirming Written Instructions are not timely received or if they differ from such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

6.   RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.

     (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may, without limitation, be counsel for the Fund, or PFPC, at the option of PFPC), provided that such counsel is selected with reasonable care.

     (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice PFPC receives from counsel selected with reasonable care, PFPC may rely upon and follow the advice of such counsel. PFPC shall promptly inform the Fund of such conflict and, in any event, before taking the action in question. If PFPC relies on the advice of counsel, PFPC will remain liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

     (d) PROTECTION OF PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel selected with reasonable care and which PFPC believes, in good faith, to be consistent with those directions, advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

7.   RECORDS; VISITS.

     (a) The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations and as otherwise provided in this Agreement. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

     (b)  PFPC shall keep the following records:

          (i) all books and records with respect to the Fund's books of account;

          (ii) records of the Fund's investment transactions; and

          (iii) all other books and records as the Fund is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services of PFPC provided hereunder.

     (c) Upon termination of this Agreement, PFPC in accordance with the Fund's reasonable request, shall, in accordance with Written Instructions, deliver a copy of the books and records pertaining to the Fund, which are in the possession or under control of PFPC, to the Fund or any other person designated by the Fund.

8. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and the Members, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld. The Fund further agrees that, should PFPC be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), PFPC shall not be required to seek the Fund's consent before disclosing such information, but agrees to advise the Fund in writing of the request before disclosing such information, if PFPC is not precluded from doing so by any applicable law.

9. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules as the Fund or such accountants may reasonably request. PFPC shall take all reasonable action in the performance of its duties under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

11. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

12.  INDEMNIFICATION.

     (a) The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state or foreign securities and Blue Sky laws, and amendments thereto), and expenses, including, without limitation reasonable attorneys' fees and disbursements (collectively, "Losses") arising directly or indirectly from any action which PFPC takes or does not take (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement.

     (b) Notwithstanding anything in this Agreement to the contrary, the Fund shall not be liable to PFPC or its affiliates for any consequential, special or indirect losses or damages which PFPC or its affiliates may incur or suffer, whether or not the likelihood of such losses or damages was known by the Fund.

13.  RESPONSIBILITY OF PFPC.

     (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC agrees to indemnify and hold harmless the Fund from Losses arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

     (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or (B) subject to Section 10 of this Agreement, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or any affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

14.  DESCRIPTION OF ACCOUNTING SERVICES ON A CONTINUOUS BASIS.

     PFPC will perform the following accounting services with respect to each portfolio:

          (i) Journalize investment, capital and income and expense activities;

          (ii)      Maintain individual ledgers for investment securities;

          (iii)     Maintain historical tax lots for each security;

          (iv) Record and reconcile corporate action activity and all other capital changes;

          (v) Reconcile cash and investment balances of the Fund with the Fund's custodian(s), and provide the Adviser with the beginning cash balance available for investment purposes.

          (vi) Update the cash availability throughout the day as required by the Adviser;

          (vii) Calculate contractual expenses, including management fees and incentive allocation, as applicable, in accordance with the Fund's confidential memorandum;

          (viii) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations in U.S. dollar terms;

          (ix) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

          (x)       Calculate capital gains and losses;

          (xi)      Determine net income;

          (xii) Determine applicable foreign exchange gains and losses on payables and receivables;

          (xiii) Obtain daily security market quotes and currency exchange rates from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Fund's investments in accordance with the applicable valuation policies or guidelines provided in writing by the Fund to PFPC and reasonably acceptable to PFPC;

          (xiv) Transmit or mail to the Adviser a copy of the daily portfolio valuation, cash projection and various reports as requested by the Adviser;

          (xv) Research and recommend portfolio accounting tax treatment for unique security types and other accounting developments applicable to the Fund;

          (xvi) Arrange for the computation of the net asset value in accordance with the provisions of the Fund's LLC Agreement and confidential memorandum within 20 business days after the end of a fiscal Period (as such term is defined in the LLC Agreement). PFPC agrees to advise the Fund of all securities valuations received from the underlying funds as well as all missing securities valuations on the 17th business day after the end of a Fiscal Period and, thereafter, if the Fund fails to provide PFPC with the missing securities valuations by the 18th business day after the end of the Fiscal Period, PFPC's obligation under this clause (xvi) shall be suspended until the end of the second business day after the date PFPC has received all missing securities valuations;

          (xvii) As appropriate, compute yields, total return, internal rate of return, expense ratios, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity; and

          (xviii) Prepare a monthly financial statement in U.S. Dollars, which includes the following items:

                                    Schedule of Investments
                                    Statement of Assets and Liabilities
                                    Statement of Operations
                                    Statement of Changes in Net Assets


          (xix) Prepare a monthly reporting package which includes the following reports as detailed by the Adviser:

                                    Trial Balance
                                    Accounting - Custody Asset Reconcilement
                                    Accounting - Custody Cash Reconcilement
                                    Expense Schedules Subscription/Redemption
                                    Journals Realized Gain/Loss Valuation
                                    Reports Detailed Investor Capital Reports
                                    Incentive Fee Calculations Earned Income
                                    Journals Trade Journals

          (xx) Supply additional reports as may be reasonably requested by the Adviser from time to time.

15. DESCRIPTION OF ADMINISTRATION SERVICES ON A CONTINUOUS BASIS. PFPC will perform the following administration services if required with respect to each portfolio:

          (i)       Prepare monthly security transaction listings;

          (ii) Supply various normal and customary Fund statistical data as requested on an ongoing basis;

          (iii) Prepare for execution and file the Fund's Federal Form 1065 and state tax returns;

          (iv) Coordinate contractual relationships and communications between the Fund and its contractual service providers;

          (v) Prepare in accordance with U.S. GAAP and 1940 Act Regulations and file the Fund's Annual and Semi-Annual Reports with the SEC on Form N- SAR via EDGAR;

          (vi) Coordinate printing of the Fund's annual and semi-annual shareholder reports; and

          (vii) Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and PFPC.

16. DESCRIPTION OF INVESTOR SERVICES ON A CONTINUOUS BASIS. PFPC will perform the following functions:

          (i) Maintain and monitor post office box for incoming client mail;

          (ii) Mail offering documents for qualified investors with instructions from an Authorized Person;

          (iii) Track offering document mailing and return using control number system and prepare report of results to the Fund as requested;

          (iv) Mail welcome letters to new Members detailing amount of commitment and payment instructions;

          (v) Accept client proceeds and reconcile to signed subscription documentation;

          (vi)      Mail notice for tender offers;

          (vii)     Receive tender applications from Members;

          (viii) Obtain approval for tender applications from the Board of Directors of the Fund;

          (ix) Process tender transactions and send proceeds to Members according to the Fund's offering memorandum;

          (x) Generate and maintain promissory notes for Members participating in tender offer;

          (xi) Upon completion of the annual Fund audit, identify any excess of the net asset value of the interest payment as of the Valuation Date over the initial payment which will be identified as a Contingent Payment, and remit proceeds to the Member;

          (xii) Maintain the register of Members and enter on such register all issues, transfers and repurchases of interests in the Fund;

          (xiii) Maintain quality control procedures to ensure accuracy of the register of Members and any supporting systems, databases, reports, electronic files, hard-copy files and other data storage devices;

          (xiv) Provide quality control statistics to the Fund on a regular basis no less frequently than monthly;

          (xv) Arrange for the calculation of the issue and repurchase prices of interests in the Fund in accordance with the LLC Agreement and the Fund's confidential memorandum;

          (xvi) Allocate income, expenses, gains and losses to individual Members' capital accounts in accordance with applicable tax laws and with the Fund's confidential memorandum;

          (xvii) Provide reporting to the Fund for issues, transfers, repurchases and changes to the register of Members;

          (xviii) Provide to the Fund remote access to Member information contained in PFPC's fund accounting system including most recent market value, transaction history, capital contributions since inception, income allocation, accrued incentive allocation, and performance information for the Fund and client;

          (xix) Provide data file transmissions of Member data as requested by the Fund and acceptable to PFPC;

          (xx) Calculate the Incentive Allocation in accordance with the Fund's LLC Agreement and reallocate corresponding amounts from the applicable Members' accounts to the Adviser's account;

          (xxi) Prepare and mail monthly to each Member a statement of account activity and market values including transaction history, capital contributions, income allocation, accrued incentive allocation, performance information for the Fund and client and any additional materials as requested by the Fund.

          (xxii) Prepare and mail notification of distributions, liquidations or other activities as requested by the Fund;

          (xxiii) Calculate and process distributions, liquidations or other activities as requested by the Fund;

          (xxiv) Support operational review meetings between PFPC and the Fund on a semi-annual basis or more frequently as requested by either party;

          (xxv) Prepare and mail annually to each Member a Form K-1 in accordance with applicable tax regulations; and

          (xxvi) Assist in the preparation of and mail proxy materials, as required by the Fund.

17. DURATION AND TERMINATION. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party. In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or each successive service provider, if there are more than one), and all trailing expenses incurred by PFPC, will be borne by the Fund.

18. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attn: Neal J. Andrews; (b) if to the Fund, c/o J.P. Morgan Investment Management Inc, 522 Fifth Avenue, 13th Floor, New York, NY 10036, Attn: Delphine Jones; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

19. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

20. DELEGATION; ASSIGNMENT. PFPC may assign its rights and delegate its duties hereunder to any affiliate (as defined in the 1940 Act) of or any majority-owned direct or indirect subsidiary of PFPC or The PNC Financial Services Group, Inc., provided that (i) PFPC gives the Fund (60) days' prior written notice; (ii) the delegate (or assignee) agrees with PFPC and the Fund to comply with all relevant provisions of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by the delegate (or assignee) hereunder; and (iii) PFPC and such delegate (or assignee) promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation (or assignment), including, without limitation, the capabilities of the delegate (or assignee). No such delegation shall relieve PFPC of its obligations hereunder.

21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

23.  MISCELLANEOUS.

     (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

     (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     (c) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                        PFPC INC.


                                     By:     /s/ Stephen M. Wynne
                                             ----------------------------
                                             STEPHEN M. WYNNE
                                      Title: Executive Vice President


                                        J.P. MORGAN HEDGE FUND SERIES/ALPHA LLC

                                      By:    /s/ David E. Wezdenko
                                             ---------------------------
                                             DAVID E. WEZDENKO
                                      Title: Vice President


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                           AUTHORIZED PERSONS APPENDIX

NAME (TYPE)                                           SIGNATURE

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